UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): October 20, 2009

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 – 3rd Avenue South, Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Key Employee Annual Bonus Plan. On October 20, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of the Company approved an amended and restated Key Employee Annual Bonus Plan (the “Bonus Plan”). The Bonus Plan provides selected key employees, including executive officers, with the following types of incentive compensation opportunities for each fiscal year for which the participant is selected: (1) a cash incentive bonus, (2) a restricted stock grant, and (3) a nonstatutory stock option. All such awards will be granted under The Valspar Corporation 2009 Omnibus Equity Plan.

The target amount for the cash bonus component is calculated as a percentage of the participant’s base salary earned in the fiscal year. The earned bonus amount will be a percentage of the target amount, to be determined based on performance of the participant and/or the Company for the fiscal year.

The target amount of the restricted stock award will be equal to 50% of a target long term incentive value established by the Committee for the participant for that fiscal year (the “LTI Target Value”). The actual amount of the restricted stock award will be determined by the Committee in the first quarter of the following fiscal year, based on performance. The restricted stock vests on the third anniversary of the award date, or earlier upon death, disability, retirement or change in control.

The number of shares subject to the stock option granted to each participant is calculated so that the fair value of the stock option is equal to 50% of the LTI Target Value. Each stock option has a term of ten years and vests in equal installments over three years, subject to early vesting upon death, disability, retirement or change in control.

The descriptions of the Bonus Plan set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Bonus Plan attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Amended Director Compensation Program. On October 21, 2009, the Board of Directors (the “Board”) of the Company approved an amended compensation program for non-employee directors. Currently, directors receive an annual retainer of $150,000, with 50% delivered in cash and/or stock (paid quarterly) and the other 50% delivered as a stock option (annually in October). Under the amended program, beginning in October 2010, in lieu of the stock option grants, directors will receive stock awards of the same value. Stock awards are vested on the date of the award, and the annual award is prorated for a director who joins the Board or retires from the Board during the fiscal year.

Upon joining the Board, each new non-employee director will be granted a restricted stock award with a value equal to 50% of the then current annual retainer. This award vests in five years, provided that the director is serving as a member of the Board on the date the restriction lapses. Cash dividends will be paid quarterly.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	The Valspar Corporation Key Employee Annual Bonus Plan, as amended and restated on October 20, 2009.
10.2	Term Sheet for Compensation Program for Non-Employee Directors, approved on October 21, 2009.
10.3	Amendment to The Valspar Corporation 2009 Omnibus Equity Plan, approved on October 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Dated: October 23, 2009	/s/ Rolf Engh
	Name:	Rolf Engh
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Valspar Corporation Key Employee Annual Bonus Plan, as amended and restated on October 20, 2009.

10.2	Term Sheet for Compensation Program for Non-Employee Directors, approved on October 21, 2009.

10.3	Amendment to The Valspar Corporation 2009 Omnibus Equity Plan, approved on October 20, 2009.